Exhibit 4.16.1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

AMENDMENT NO. 1

Dated 23 February 2015

to

SRV LNG CARRIER

TIME CHARTERPARTY

(HULL 1688 / GDF SUEZ NEPTUNE)

between

SRV JOINT GAS LTD.

and

GDF SUEZ LNG SUPPLY SA

dated 20 March 2007

EXECUTION VERSION	1

This amendment (the “Amendment No. 1”) to the Charter (as defined in Recital A below) is made on this 23 of February 2015, and forms an integral part of the Charter.

BY AND BETWEEN:

(i)	SRV Joint Gas Ltd., a corporation organized and existing under the laws of Cayman Island (the “Owner”); and

(ii)	GDF SUEZ LNG Supply SA (ex GDF SUEZ Global LNG Supply SA), a corporation organized and existing under the laws of Luxembourg (the “Charterer”);

(each a “Party” and together the “Parties”).

WHEREAS

(A)	The Owner and the Charterer are Parties to an SRV LNG Carrier Time Charterparty dated 20 March 2007, as novated and/or amended from time to time, (the “Charter”), whereby the Owner has agreed to let and the Charterer has agreed to hire the use and service of a Shuttle and Regasification Vessel being built by Samsung Heavy Industries Co. Ltd. (Hull no. 1688) (the “Vessel”);

(B)	The Parties have agreed to make certain amendments to the Charter as set out below.

NOW THEREFORE the Parties agree as follows:

1.	Definitions and Interpretation

(a)	In this Amendment No. 1 “Effective Date” means the date on which this Amendment No. 1 has been signed by both Parties. Unless otherwise expressly provided or unless the context otherwise requires, words and expressions shall have the meanings given to them in the Charter.

(b)	References in this Amendment No. 1 to Clauses are, unless otherwise specified, references to clauses of this Amendment No. 1.

(c)	Clause headings are for ease of reference only.

2.	Effectiveness of Amendment No. 1 and amendment of the Charter

(a)	This Amendment No. 1 shall take effect in all respects on and from the Effective Date.

EXECUTION VERSION	2

(b)	The Parties specifically agree that the terms of the Charter shall continue to apply, provided that this Amendment No. 1 shall be deemed to form an integral part of, and shall be read as one with, the Charter, and that, with effect from the Effective Date, the terms and conditions contained in this Amendment No. 1, to the extent set out in Clause 3 below, shall amend and/or replace, as the case may be, the terms of the Charter.

(c)	The Parties further agree that, save as amended by the provisions of this Amendment No. 1 as provided for in Sub-clause 2(b) above, all other provisions of the Charter, including in particular, the Schedules thereto, shall remain in full force and effect save that, with effect from the Effective Date:

(i)	Schedule I to the Charter (Main Particulars of Vessel/Gas Form C), including Appendix I (Vessel Performance Standards) to Schedule I, shall be amended and replaced;

(ii)	Schedule III to the Charter (Hire Rate and Adjustments) shall be amended and, in the case of Attachment 3 to that Schedule, replaced; and

(iii)	Schedule IV to the Charter (Insurance) shall be amended,

each as provided for in, and in accordance with, Clause 4 below.

3.	Amendments to the Charter

The Parties hereby agree that:

(a)	The name of the ”Charterer” whenever it appears in the Charter shall be, and is hereby amended, from ”Suez LNG Trading SA” to “GDF Suez LNG Supply SA”.

(b)	Paragraph b) of Clause 5 of the Charter shall be amended by deleting the words from “Except when insurance can be obtained in relation to such transfer operations or unless mutually agreed [...]” until “to the actual fault or privity of Owner”.

(c)	A new paragraph (d) shall be inserted in Clause 5 of the Charter as follows:

“ d)

(i) Charterer shall have the option to transfer cargo by Ship-To-Ship transfer between the Vessel and another standard LNG/c or regasification vessel, (each of the two vessels involved in the transfer being an “Approved Vessel”), subject to following terms and conditions:

“STS Transfer” shall mean the transfer of the cargo of the Vessel either to or from an Approved Vessel moored alongside the Vessel;

“STS Equipment” shall mean the equipment necessary, including without limitation, all hoses and an adequate fendering system, to perform the STS Transfer;

EXECUTION VERSION	3

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Storage Place” shall mean either an Approved Vessel or a safe place for storage of the Equipment designated by Charterer;

(ii) The STS Transfer shall be carried out subject to Owner’s consent, such consent not to be unreasonably withheld or delayed providing a risk assessment has been carried out to the reasonable satisfaction of Owner and Charterer.

(iii) The STS Transfer shall be carried out at Charterer’s risk, cost and expense and Charterer shall provide a safe area for the conduct of the STS Transfer where the Vessel can safely proceed to, lie and depart from, always afloat but always subject to the Master’s approval.

(iv) Owner shall have the right to inspect the intended receiving or delivery vessel(s). In the event that Owner conducts a physical inspection of the intended receiving vessel(s) prior to giving approval, any reasonable delays, costs or expenses resulting from such inspection shall be for Charterer’s account;

(v) Unless otherwise agreed, Owner is not responsible for the provision, maintenance, repair or transportation of the STS Equipment. Charterer agrees to make arrangements in respect thereof with the Owner;

(vi) All time used in STS Transfer or preparation for STS Transfer, whether or not they are discontinued, shall count as time on hire, including time lost as a result of transportation or delays in transportation of or loss of or damage to the STS Equipment or Vessel for any reason whatsoever, and all time used for repair of STS Equipment or the Vessel caused by ship-to-ship operations. The performance warranties contained in Clause 27 shall not apply in the case of such ship-to-ship operations;

(vii) Prior Notice: Charterer shall give Owner at least ***** working days prior notice in writing of its intention to carry out such ship-to-ship operation.

(viii) Authorities: Charterer shall obtain any and all relevant permissions from proper authorities to perform STS Transfer and all expenses, including any taxes, in this connection shall be for Charterer’s account.

(ix) Any STS Transfer shall be carried out in conformity with the provisions of the latest published edition of the SIGTTO Ship-to-Ship Transfer Guide (Liquefied Natural Gas), if and when adopted and as amended from time to time, but always at the discretion of the Vessel’s Master and if the Master, at any time, considers that the STS Transfer is or may become unsafe, then he may order them to be discontinued. If the Owner is obliged to extend its existing insurance policies to cover STS Transfer or incur any other additional cost/expense, the Charterer shall reimburse the Owner for any additional premium or cost/expense incurred.

(x) Owner shall not be liable for damage sustained to the vessel receiving the transfer or delivering the transfer unless such damage was caused by the Owner’s gross negligence.”

EXECUTION VERSION	4

(d)	Paragraph (n) of Clause 10 of the Charter shall be, and is hereby amended, by correcting the reference to “paragraph 1.1(f) of Schedule III” in the last sentence of Clause 10(n) to read “paragraph 1.1(e) of Schedule III” such that the last sentence of Clause 10(n) reads as follows:

“Unless otherwise agreed, the Fixed Element shall be adjusted in accordance with paragraph 1.1(e) of Schedule III by the amount of all cost incurred, or (as the case may be) all savings realized, by Owner as a result of such change orders.”

(e)	Clause 27(a)(iii) of the Charter shall be, and is hereby amended, by replacing “0,15%” with “0,16%” so that clause 27(a)(iii) reads as follows:

“a maximum average daily boil-off of no more than 0,16% of the Vessel’s total cargo capacity measured on a laden voyage basis and no more than 0,10% of the Vessel’s total cargo capacity measured on a ballast voyage basis; and”

(f)	Clause 60(a) (Notices) of the Charter shall be, and is hereby amended, so that the addresses and other contact details appearing read as follows:

“Notice to Charterer:

GDF SUEZ LNG SUPPLY SA

65 avenue de la Gare

L-1611 Luxembourg

Grand Duchy of Luxembourg

Tel: +352 26 48 43 03

Fax: +352 26 48 43 13

Attn: Managing Director

With a copy to:

GDF SUEZ SA

1 place Samuel de Champlain

Faubourg de L'Arche

92930 Paris La Défense Cedex

Facsimile: +33 1 56 65 46 87

Phone: +33 1 56 65 45 81

Attn: Executive Vice-President Shipping

Notice to Owner:

SRV Joint Gas Ltd.

c/o Höegh LNG AS

Drammensveien 134

P.O. Box 4 Skøyen

0212 Oslo, Norway

Fax: +47 97 55 74 01

EXECUTION VERSION	5

Attn: Head of Commercial Management

Email: operation@hoeghlng.com

With a copy to:

Mitsui O.S.K. Lines, Ltd.

1-1, Toranomon 2-Chome, Minato-ku

Tokyo 105-8688, Japan

Fax: +81-3-3587-7737

Attn: General Manager, LNG Carrier Division

Email: lgcmo@mail.mol.co.jp”.

(g)	Clause 74(b) (Safety Management) of the Charter shall be, and is hereby amended, by replacing the word “monthly” with the word “quarterly” so that clause 74(b) reads as follows:

“Owner shall submit to Charterer a quarterly written report detailing all accidents/incidents (including casualties suffered by her crew and any other personnel on board) and environmental reporting requirements, and in regard to maintenance of and repairs to the Vessel”.

4.	Amendments to/Replacements of Schedules to the Charter

The Parties hereby agree that:

(a)	Schedule 1 to the Charter shall be replaced by the “Main Particulars of Vessel/Updated Gas Form C” attached hereto as Schedule 1. For the avoidance of doubt, Appendix I to Schedule 1 (Vessel Performance Standards) to the Charter shall remain unchanged, subject to sub-clause (c) below.

(b)	A new Appendix II to Schedule 1 to the Charter shall be inserted describing the additional equipment, including their respective specifications, that Charterer has ordered and paid for or will pay for, including but not limited to a minimum send-out compressor (the “MSO”) and a low capacity regas pump skid (hereinafter referred to as the “Additional Equipment”). The Additional Equipment will be transferred from the Charterer (or a company nominated by the Charterer) to the Owner pursuant to the terms and conditions of an ownership transfer agreement to be entered into by Charterer (or a company nominated by the Charterer) and Owner on the same date as the Effective Date. From such Effective Date, the Additional Equipment shall be part of the Vessel’s equipment for purposes of interpretation of the Charter, including but not limited to the provisions related to maintenance, performance, liabilities and insurance. Notwithstanding the above, Owner shall operate and maintain the MSO prudently and in accordance with the instructions of the supplier of the MSO, but Owner shall have no obligations or liabilities for the performance of the MSO.

EXECUTION VERSION	6

(c)	Paragraph 11(b) of Appendix I to Schedule 1 to the Charter (Adjustment of Normal Performance) shall be, and is hereby amended, so that Paragraph 11(b) of Appendix 1 to Schedule I read as follows:

“Upon the Vessel’s Actual Discharge Rate being higher than 250 mmscf/day during continuous regasification of LNG and discharge of gas over a 24 (twenty-four) hour period, such Actual Discharge Rate shall immediately replace the current Normal Performance of 250 mmscf/day and be formalised by signature of an addendum to the Charter.

From that time on, in each case where the Actual Discharge Rate is higher than then-current Normal Performance during continuous regasification of LNG and discharge of gas over a twenty-four (24) hour period without any unplanned shutdown in the twenty four (24) hour period, the Actual Discharge Rate shall immediately replace the then-current Normal Performance until subsequently re-adjusted, but such adjustment shall at all times not exceed 450 mmscf/day or 600 mmscf/day, depending on the month during which a discharge is taking place as set out in paragraph 11 c) below.”

(d)	Paragraph 1.2(a) of Schedule III (Hire Rate and Adjustments) to the Charter shall be amended by adding the words “and excluding also the extra cost associated with the US crew requirement” after the words “but excluding regular drydocking” such that the second sentence reads as follows:

“The operating costs, subject to annual approval by Charterer, shall be included in the Hire Rate on a cost-pass-through basis including general maintenance work (but excluding regular drydocking and excluding also the extra cost associated with the US crew requirement).”

and shall further be amended so that the last sentence of paragraph 1.2 (a) reads as follows:

“Regular drydocking and the extra cost associated with the US crew requirement, whilst also paid by Charterer on a pass-through basis, shall not be included in the Hire Rate but shall be invoiced separately in accordance with paragraph 1.2(e).”

(e)	Paragraph 1.2(b) of Schedule III (Hire Rate and Adjustments) to the Charter shall be amended by replacing the words “August 30” in the sentence reading “Thereafter, not later than August 30 of each subsequent calendar year during the Term, Owner and Charterer shall meet for the purposes of establishing such estimated costs with respect to that year” with the words “October 15” such that the aforementioned sentence reads as follows:

“Thereafter, not later than October 15 of each subsequent calendar year during the Term, Owner and Charterer shall meet for the purposes of establishing such estimated costs with respect to that year.”

EXECUTION VERSION	7

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(f)	Paragraph 1.2(c)(ii) of Schedule III (Hire Rate and Adjustments) to the Charter shall be amended by:

(i)	adding the words “(except the extra cost associated with the US crew requirement to which paragraph 1.2(e) shall apply)” after the words “the manning component of the Variable Element in paragraph 1.2”;

(ii)	replacing the words “a complement of fifteen (15) European and/or American officers and fourteen (14) European, American and/or Filipino crew” with the words “a complement of thirteen (13) European and/or American officers and fifteen (15) European, American and/or Filipino crew”; and

(iii)	replacing the words “Total Crew: twenty-nine (29) (excluding cadets)” with the words “Total Crew: twenty-eight (28) (excluding trainees and cadets)”.

(g)	Paragraph 1.2(c)(iii) of Schedule III (Hire Rate and Adjustments) to the Charter shall be deleted and replaced in its entirety by the following paragraph :

“Insurance - which shall cover all net insurance premiums paid with respect to the Vessel for Reimbursable Insurances and any other insurance requested by Charterer pursuant to Schedule IV (save for any extra premium incurred as a result of conditions of use not ordinarily covered by any insurer, club or association or as a result of trading in a war risk area in accordance with Clause 37 of the Charter, which shall be invoiced to Charterer pursuant to paragraph 6 of Schedule IV and shall not be included in the Variable Element of hire)”.

(h)	A new paragraph 1.2(e) of Schedule III (Hire Rate and Adjustments) to the Charter shall be inserted to read as follows:

“The extra cost, if any, associated with the US crew requirement shall be invoiced to Charterer at the end of each calendar quarter for that calendar quarter (or part thereof) and such cost shall be paid by Charterer no later than ***** days after receipt of each invoice (and each such amount due from Charterer may include interest (at LIBOR) from the time such costs are actually incurred by Owner to the time such costs are reimbursed by Charterer)”.

(i)	Paragraph 2.4(c) of Schedule III to the Charter shall be amended by replacing the words “within ***** days of the completion of the applicable audit” with the words “within ***** days of the completion of the applicable audit”.

(j)	Attachment 3 to Schedule III to the Charter shall be replaced by the updated “Depot spare part list” as set out in the updated Attachment 3 to Schedule III to the Charter set forth in Schedule 2 hereto.

EXECUTION VERSION	8

(k)	Paragraph 6 of Schedule IV (Insurance) to the Charter shall be amended by adding the words “save for any extra premium incurred as a result of conditions of use not ordinarily covered by any insurer, club or association or as a result of trading in a war risk area in accordance with Clause 37 of the Charter, which shall be invoiced to Charterer on a pass-through basis upon such extra premium being incurred by Owner (and such amount due from Charterer may include interest (at LIBOR) from the time such extra premiums are actually incurred by Owner to the time such extra premiums are reimbursed by Charterer)” after the words “(i.e. part of the Insurance category under the Variable Element)” such that that sentence reads as follows:

“Reimbursable Insurances shall be the insurance for which Owner is reimbursed as provided in Schedule III of the Charter (i.e. part of the Insurance category under the Variable Element) save for any extra premium incurred as a result of conditions of use not ordinarily covered by any insurer, club or association or as a result of trading in a war risk area in accordance with Clause 37 of the Charter, which shall be invoiced to Charterer on a pass-through basis upon such extra premium being incurred by Owner (and such amount due from Charterer may include interest (at LIBOR) from the time such extra premiums are actually incurred by Owner to the time such extra premiums are reimbursed by Charterer).”

(l)	Paragraph 12 of Schedule IV (Insurance) to the Charter shall be amended by inserting the words “with Charterer’s prior consent” after the words “At least annually during the Term, Owner shall deliver to Charterer”.

5.	Law

This Amendment No. 1 shall be governed by and construed in accordance with the laws of England and any disputes arising out of or by virtue of this Amendment No. 1 shall be referred to arbitration as provided for in Clause 53 (Law and Arbitration) of the Charter. The provisions of Clause 53 (Law and Arbitration) of the Charter shall be deemed to be incorporated herein and to apply, mutatis mutandis, to this Amendment No. 1.

6.	Counterparts

This Amendment No. 1 may be executed in any number of counterparts and by the Parties on separate counterparts, each of which, when so executed, shall be an original and all such counterparts shall together constitute one and the same instrument.

7.	Miscellaneous

(a)	The provisions of Clause 60 (Notices) of the Charter, as amended by Clause 3(f) above, shall be deemed to be incorporated herein and to apply hereto.

(b)	Each Party shall be responsible for its own costs and expenses in connection with the preparation, negotiation and execution of this Amendment No. 1.

EXECUTION VERSION	9

(c)	To the extent that this Amendment No. 1 is inconsistent in any way with the terms of the Charter, the Regas Acceptance Tests Certificate and Side Letter dated 30 November 2010, the terms of this Amendment No. 1 shall take priority over and operate to the exclusion of the inconsistent terms of the Charter, the Regas Acceptance Tests Certificate and Side Letter dated 30 November 2010.

(d)	The execution by each Party of this Amendment No. 1 shall be without prejudice to, and shall not be construed as a waiver of, any rights which may have accrued to that Party under the Charter or otherwise.

IN WITNESS WHEREOF the Parties have duly executed this Amendment No. 1 in duplicate as of the date above first written.

For and on behalf of Charterer:	Witness

/s/ Francis Bretnacher	/s/ Gilles Billet
Name: Francis Bretnacher	Gilles Billet
Title: Managing Director	Director

For and on behalf of Charterer:	Witness

/s/ Guy-Hubert De Sola	/s/ illegible Signature
Name: Guy-Hubert De Sola
Title: Director

For and on behalf of Owner:	Witness

/s/ Marthe Solaas	/s/ illegible Signature
Name: Marthe Solaas
Title: Attorney-in-fact

For and on behalf of Owner:	Witness

Name:	Title:

EXECUTION VERSION	10

Schedule 1

MAIN PARTICULARS OF VESSEL / UPDATED GAS FORM C

1.1	PREAMBLE

Ship’s name	GDF SUEZ NEPTUNE
Owner	SRV Joint Gas Ltd.
Flag - Registry	NIS
Builder	Samsung Heavy Industries Co., Ltd, Korea
Delivery	30 November 2009
Class

XDet Norske Veritas, + A1Tanker for Liquefied

gas, ship type 2G (Membrane tank, Maximum

pressure 25 kPa, Minimum temperature –

163degC), NAUTICUS (Newbuilding) PLUS-2, CSA-

2, COAT-2, CLEAN E0, F-AMC, ICS, TMON, DYNPOS

-AUT, STL, BIS, NAUT-AW

GRT/NRT
International	97,100
Suez	98,727.21

Is vessel approved?
USCG	Yes
IMO	Yes

1.2	HULL

	Meters	Feet
LOA	283.0611	928,54
LBP	270.04	885.83
Breadth	43.40	142.39
Depth	26.00	85.30
Keel to highest point	55.3	181.4
Air draught (folded mast)	40.4	132.5
Assumed ballast draught	9.6	31.5

Summer Load Line	12.4 m	Corresponding deadweight	80,857mt

EXECUTION VERSION	11

TPC at design draft 11.4 m	100.3 mt/cm

Mean draft with full bunkers and full cargo

Specific Gravity	Mean draft	Corresponding DW
0.47 mt/m^3	11.64 m	73,143 mt

Communication equipment
International call sign	LADV7
Radio station	257356000
Satcom B	764876384 764876385 764876386
- Telephone/telex	+441224347218 (IP) + 47 94508198 (Cell)
- Telefax	764876387
Satcom C Telex	425735610 / 425735611

1.3 MACHINERY

Main Engine
Type	Wartsila: 12V50DF x 3 units Wartsila: 6L50DF x 1 unit
Max Cont.	3 x 11,400 kW + 1 x 5,700 kW
Grade fuel used	Marine diesel oil (ISO 8217:1996, DMB) , Boil-off gas Heavy Fuel Oil (Low Sulphur <1.5% m/m)

Other machinery
Propeller	1 Fixed Pitch,
Bow Thrusters	2,000 kW x 2 units 6.6 kV, Controllable Pitch, 4-bladed, Ni-Al-Bronze
Stern Thrusters	1,200 kW x 2 units 6.6 kV, Controllable Pitch, 4-bladed, Ni-Al-Bronze

EXECUTION VERSION	12

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Speed/Consumption (propulsion power only)
Guaranteed speed (Round trip, Beaufort Force 5)	19.5 knots
Average consumption on guaranteed speed	***** tons MDO/day (main engine) ***** tons HFO/day (main engine)

Permanent bunkers capacity
HFO	4,311,3 m3	MDO/MGO	1,398,6 m3
		TOTAL	5,719 m3

1.4 CARGO INSTALLATION

Transportable products and respective quantities *)
Tank No.	20 °C 100% M3	-163 °C 98.5 % M3	-163 °C 98.5% MT S.G. 0.47	-163°C 70%H M3	-163°C 70%H m	-163°C 10% H M3	-163°C 10%H m
1	19,375	19,084	8,969	13,192	19.275	1,488	2.754
2	41,882	41,254	19,389	31,222	19.268	3,944	2.753
3	41,883	41,255	19,390	31,221	19.265	3,944	2.752
4	41,897	41,269	19,396	31,234	19.270	3,946	2.753
Total	145,037	142,862	67,145	106,869		13,322

(Please Note that Heights and Volume for 10 % and 70% of Tank Height were calculated from Cargo Tank Gauging Tables) ( off 100% range of the tank )

*) Approx. figures per 1 July 2009 based on a cargo specific gravity of 470 kg/m^3

The cargo tank system is GTT Mark III, reinforced to all cargo tank area except tank bottom in accordance with GTT document N500 CR009.

Scantlings of the cargo tanks are based on a maximum density of cargo of 500 kg/m3.

Tank working pressure
Maximum pressure	25 kPa gauge
Minimum pressure	-1 kPa gauge
Minimum temperature acceptable in tanks	-163ºC

EXECUTION VERSION	13

Acceptable cargo filling levels
Lower criteria	Below 10% of cargo tank height
Upper criteria	Above 70% of cargo tank height

Loading & discharging time for LNG	12 hours, excluding time for connecting, disconnecting, cooling down, topping up and custody transfer measurement

1.5	CARGO MACHINERY

Cargo pumps	1,700 m^3/h @155 mlc x 8 units
Cargo pump location	2 in each cargo tank
Max permissible specific gravity	500 kg/m
Time for discharging full cargo using all cargo pumps against no backpressure	12 hours, excluding time for connecting, disconnecting, cooling down, topping up and custody transfer measurement
Unpumpable cargo volume	491 m3
Heel LNG for cooling down	500 m^3
Fuel LNG for ballast voyage	3,300 m^3
Cargo remaining onboard in cargo tanks after completion pumping	3,841 m^3
Spray pumps	50m^3/h @145 mlc x 4 units
Fuel Gas Pumps	40m3/h@215mlc x 2 units Located in tank No. 3 and 4
Emergency cargo pump/ LNG Feed Pump	650m^3/h @155 mlc x 3 units Located in tank No. 2, 3 and 4

High duty cargo compressor	32,000 m^3/h x 2 units
Low duty cargo compressor	4,350 m^3/h x 2 units
Nitrogen plant	120 Nm^3 x 2 units
Inert gas plant	14,000 Nm^3/h x 1 unit

EXECUTION VERSION	14

Composition of inert gas
Carbon dioxide, CO2	Max 14% by volume
Oxygen max., O2	1.0% by volume
Carbon monoxide max. ; CO	100 ppm
HC	0%
Soot	Bacharach 0
Sulphur oxides max., Sox	10 ppm
Nitrogen oxides max. ; NOx	100 ppm
Remainder	N2, H2, Air
Dewpoint	-45ºC at atm.
Grade fuel used	DMA: ISO 8217
Discharge pressure	Max. 25 kPaG

State if any shore supply of liquid nitrogen may be required NO
May be required for purging of tanks and insulation spaces
What quantity?

Gas freeing
Can this operation be carried out at sea?	Yes

Heaters
Cargo Vapor Heater (warm-up)	16,939 kg/h x 2 units (-117ºC to 0ºC)
Cargo Vapor Heater (boil-off)	4,621 kg/h x 2 units (-140ºC to 45ºC)

Guaranteed boil-off rates
Laden condition	0.16% / 24h
Ballast condition	0.10% / 24h

Fuel Gas Vaporizers
LNG vaporizer	23,970 kg/h x 1 unit
Forcing vaporizer	5,800 kg/h x 1 unit

EXECUTION VERSION	15

1.6	MEASURING APPARATUS

	Type and location	Number
Primary level gauge system Secondary level gauge system	Radar sensor, top of each tank Radar sensor	4 4
Cargo temperature	Temperature Sensor; Vapor space at liquid dome + Liquid space (0,10,50,95%) on tank bottom and pump column	40 2 x 5 in each tank
Absolute pressure transmitter	Vapor dome of each tank	4

1.7	CARGO LINES

Is vessel fitted with midship manifolds	Yes, 2
Distance from cargo manifold to stem (FP)	132 m
Distance from manifold to stern (AP)	138 m
Height cargo manifold above deck	4.8 m
Height manifold above working platform	1.4 m
Height cargo manifold above waterline when light	21.2 m
Height cargo manifold above waterline when loaded	19.4 m
Distance manifold from ship’s rail	3.15 m
Distance between loading and vapor return connections	3.0 m
Is vessel fitted with stern discharge	No
Is vessel fitted with fore discharge	No

Dimension of lines
	Diameter	Flange size
Liquid	400 mm	16”
Vapour Line	400 mm	16”

What reducers onboard
Number	Diameter	Pressure rating
3	16”/12”	10 kg/cm^2

EXECUTION VERSION	16

1.8	LNG REGASIFICATION SYSTEM

Liquid inlet conditions: Pressure Temperature Liquid volume flow Composition (mass %)	5 bara -160ºC (256ºF) 479.8 m^3/h x 3 units Typical Trinidad composition as given in Appendix I to Schedule 1, para 11 (c)
Gas outlet condition: Volume Pressure Temperature	250 mmscuf/day x 3 units 105 bar 10 ºC
Capacity	210,000 kg/hr x 3 units
LNG booster pump number	6 units
LNG booster pump discharge pressure	120 bar
LNG booster pump suction pressure	5 bar
LNG booster pump temperature	-160°C

Steam pressure from boilers (saturated)	28 kg/cm^2

LNG/brine Shell & Tube Heat exchanger	3 units
Steam/brine PCHE	3 units Separate steam and condensate section each unit
Brine circulation pump	680 m^3/h x 6 units

EXECUTION VERSION	17

1.9	GAS METERING SYSTEM

Ultrasonic Gas Metering System	Ultrasonic gas flow meters x 2 units Pressure transmitters x 2 units Temperature transmitters x 2 units
Gas Analyser System	Sample probe x 2 unit Gas chromatographs x 2 units Supplementary Gas Chromatograph x 1 unit Analyzer cabinet x 1 unit
Metering Control System	Metering cabinet x 1 unit Flow computers x 2 units Supplementary flow computers x 2 units

1.10	BALLAST SYSTEM

Pumps	Particular
No.	Three (3)
Type	Vertical single stage, centrifugal
Prime mover	Electric motor
Discharge rate	2,500 m3/h
Total head	30 mwc (S.G.: 1.025)

1.11	ODORANT INJECTION SYSTEM

Odorant	Mercaptan Mixture
Injection Rate	1.0lb/mmscf
Injection Pumps	2 x 100%
Injection Controllers	2 x 100%
Injection Point	1
Storage Tank

EXECUTION VERSION	18

1.12	LIFTING DEVICE

Location	Aft	Amidships	fwd
	STB and Port	Manifold area Stb and Port	Regas and STL area
Number and lifting capacity	1 x 15 mt SWL (STB) 1 x 5 mt SWL (Port)	2 x 12 mt SWL	1 x 10 mt SWL (Hs < 0.5m) 1 x 8 mt SWL (Hs < 1.0m)
Max. distance from ship’s side of lifting hook	5 m	5 m	6 m

EXECUTION VERSION	19

Appendix II to Schedule I

List of Additional Equipment / Specifications

Will be provided as per as built documentation following completion of modification works.

EXECUTION VERSION	20

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Schedule 2

UPDATED ATTACHMENT 3 TO SCHEDULE III OF THE CHARTER

DEPOT SPARE PART LIST

Item	Description	Cost
1	Tail shaft with propeller nut	$*****
	Transport & handling (6,914 Euro)	$*****
	Insurance	$*****
2	Propeller	$*****
	Transport & handling (59,094 Euro)	$*****
	Insurance (8,878 NOK)	$*****
3	Main wheel with output shaft and both pinion gears w/shaft	$*****
	Transport & handling (18,595 Euro)	$*****
	Insurance	$*****
4	One set of turbocharger rotor for 12V engines (26,613 GBP + 28,054 Euro) EuroEuro)	$*****
	Transport & handling	$*****
	Insurance	$*****
5	Cargo pump, complete (15,100,000 JPY)	$*****
	Transport & handling	$*****
	Insurance	$*****
6	LNG Booster pump	$*****
	Transport & handling (1,226 Euro)	$*****
	Insurance	$*****
7	Regas feed pump	$*****
	Transport & handling	$*****
	Insurance	$*****
8	Cargo spray pump (7,800,000 JPY)	$*****
	Transport & handling	$*****
	Insurance	$*****
9	Fuel gas pump (8,200,000 JPY)	$*****
	Transport & handling	$*****
	Insurance	$*****
10	Spares for frequency/speed converter and HV transformers (985,360 Euro)	$*****
	Transport & handling (Estimated 2.5 Euro/kg X 2000kg)	$*****
	Insurance	$*****
11	Rotating parts for forced draft fan	$*****
	Transport & handling (Estimated)	$*****
	Insurance	$*****
12	Boiler safety valves (one each size) (1,779,500 JPY)	$*****
	Transport & handling (653 Euro)	$*****
	Insurance	$*****
13	Cargo safety valve incl. pilot valve (one each size) (356,451 NOK)	$*****
	Transport & handling (653+414 Euro)	$*****
	Insurance	$*****
14	Manifold valve incl. actuator (liquid only) (33,078 Euro)	$*****
	Handling (640 Euro)	$*****
	Insurance	$*****

EXECUTION VERSION	21

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

15	Cargo pump discharge valve w/actuator (3,825,000 JPY)	$*****
	Transport & handling (414 Euro)	$*****
	Insurance	$*****
16	Essential motors (HD/LD compressor motors only)	$*****
	Transport & handling (Estimated)	$*****
	Insurance	$*****
17	Stern tube bearings (43,620 Euro)	$*****
	Handling (1,432 Euro)	$*****
	Insurance	$*****
18	Hydraulic pump/motor for APL system (139,165 WOK)	$*****
	Transport & handling (Estimated)	$*****
	Insurance	$*****
19	EPA equipment spares	$*****
	Transport & handling (Estimated)	$*****
	Insurance	$*****
20	Various HGS/Regas skids (Estimated)	$*****
	Transport & handling (Estimated)	$*****
	Insurance	$*****
21	STL. compartment spares (Estimated)	$*****
	Transport & handling (Estimated)	$*****
	Insurance	$*****
22	Printed Circuit heater (112,000 GBP)	$*****
	Transport & handling (876 +215 Euro)	$*****
	insurance	$*****
23	Gear Coupling (50,935 Euro)	$*****
	Transport & handling (Estimated 2,5 Euro/kg X 600kg)	$*****
	Insurance	$*****
	Total	$*****

EXECUTION VERSION	22